Exhibit 10.3

COOPER-STANDARD HOLDINGS INC.
RESTRICTED STOCK UNIT AWARD AGREEMENT
THIS AGREEMENT (this “Agreement”), which relates to a grant of Restricted Stock Units (“RSUs”) made on Grant Date (the “Date of Grant”), is between Cooper-Standard Holdings Inc., a Delaware corporation (the “Company”), and the individual whose name is set forth on the signature page hereof (the “Participant”):
R E C I T A L S:
WHEREAS, the Company has adopted the Cooper-Standard Holdings Inc. 2021 Omnibus Incentive Plan (the “Plan”), which is incorporated herein by reference and made a part of this Agreement (capitalized terms not otherwise defined herein shall have the same meanings as in the Plan); and
WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant the RSUs provided for herein to the Participant pursuant to the Plan and the terms set forth herein.
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
1.    Grant. The Company hereby grants to the Participant Number of Awards Granted RSUs on the terms and conditions set forth in this Agreement. The Participant’s rights with respect to the RSUs will remain forfeitable at all times prior to vesting as described in this Agreement.
2. Restrictions on Transfer. In accordance with the Plan, the Participant shall have the right to designate a beneficiary to receive the RSUs that will vest upon, or be settled following, the Participant's death, all in the manner and to the extent set forth in this Agreement.  The designation may be changed at any time.  If no Designation of Beneficiary is made, then any RSUs that will vest at the time of death of the Participant, and any previously vested RSUs that have not yet been settled as of the date of death of the Participant, shall be paid to the Participant’s estate.  The Participant cannot otherwise sell, transfer, or dispose of or pledge or hypothecate or assign the unvested RSUs or the Shares underlying the vested RSUs prior to the date on which such vested RSUs are settled pursuant to Section 4 (collectively, the “Transfer Restrictions”).
3.    Vesting; Termination of Employment.
(a) Vesting. Subject to the Participant’s continued Employment with the Company or its Affiliates through the applicable vesting date, one-third of the RSUs shall vest on each of the first three anniversaries of the March 1st on, or next following, the Date of Grant (each, a “Vesting Date”).
(b) Termination of Employment. If the Participant’s Employment with the Company and its Affiliates terminates for any reason other than the Participant’s death, Disability or Retirement, then the RSUs shall, to the extent not then vested, be canceled by the Company without consideration. Upon termination of the Participant’s Employment due to the Participant’s death or Disability, the Participant shall become immediately vested as of the date of such termination of the Participant’s Employment in any RSUs subject to this Agreement not otherwise then vested. Upon termination of the Participant’s Employment due to the Participant’s Retirement between the Grant Date and a Vesting Date, or between Vesting Dates, a pro rata portion of the RSUs (in addition to any RSUs that have already vested due to continued Employment through one or more Vesting Dates) will be deemed vested as of the date of such termination. Such pro rata portion will be equal to the product of the total number of RSUs that are subject to immediate vesting on the following Vesting Date multiplied by a fraction equal to: (i) the number of days of Employment that have elapsed since the most recent Vesting Date (or the March 1st on, or next following, the Date of Grant if no Vesting Dates have passed) through the date of such termination; divided by (ii) 365. Any remaining RSUs shall be canceled by the Company without consideration. For purposes hereof, the RSUs that vest upon a Participant’s termination of Employment shall be paid only upon the Participant’s separation from service within the meaning of Code Section 409A.
(c) Change of Control. Notwithstanding the foregoing, in the event of a Change of Control while the Participant remains in Employment with the Company or its Affiliate, the following will apply:

(i) If the purchaser, successor or surviving entity (or parent thereof) in the Change of Control (the “Survivor”) so agrees, then some or all of the RSUs shall be assumed, or replaced with the same type of award with similar terms and conditions, by the Survivor in the Change of Control transaction. If applicable, each Restricted Stock Unit that is assumed by the Survivor shall be appropriately adjusted, immediately after such Change of Control, to apply to the number and class of securities which would have been issuable to the Participant upon the consummation of such Change of Control had the RSUs been actual shares immediately prior to such Change of Control. Upon termination of the Participant’s Employment (A) by the Company and its Affiliates without Cause or (B) if the Participant is then or was at the time of the Change of Control a Section 16 Participant, by such Section 16 Participant for Good Reason, in each case within two years after a Change of Control, any unvested portion of this Award (or the replacement award) shall immediately become fully vested.
(ii) To the extent the Survivor does not assume the RSUs or issue replacement awards as provided in clause (i), then, immediately prior to the date of the Change of Control, all of the RSUs shall become immediately and fully vested.
4.    Settlement.
(a) General. Except as otherwise provided in Section 4(b), as soon as practicable after RSUs vest (but no later than two-and-one-half months from the date on which vesting occurs), the Company will settle such vested RSUs by making an appropriate book entry in the Participant’s name for a number of Shares equal to the number of RSUs that have vested. The Transfer Restrictions applicable to any Shares issued in respect of the RSUs shall lapse upon such issuance.
(b) Six-Month Delay for Specified Employees. Notwithstanding any other provision in the Plan or this Agreement to the contrary, if (i) the RSUs become vested as a result of the Participant’s separation from service other than as a result of death, and (ii) the Participant is a “specified employee” within the meaning of Code Section 409A as of the date of such separation from service, then settlement of such vested RSUs shall occur on the date that is six months after the date of the Participant’s separation from service to the extent necessary to comply with Code Section 409A.
(c) Restrictions. The Company shall not be liable to the Participant for damages relating to any delays in making an appropriate book entry, or any mistakes or errors in the making of the book entry, provided that the Company shall correct any such errors caused by it. Any such book entry shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Company may make an appropriate book entry notation to make appropriate reference to such restrictions.
5.    No Voting Rights; Dividend Equivalents. The Participant shall not have voting rights with respect to the Shares underlying the RSUs unless and until such Shares are reflected as issued and outstanding shares on the Company’s stock ledger. The Participant shall be credited with an amount of cash equivalent to any dividends or other distributions paid with respect to the Shares underlying the RSUs, so long as the applicable record date occurs on or after the Date of Grant and before such RSUs are forfeited or settled; provided that such cash amounts shall be subject to the same risk of forfeiture as the RSUs to which such amounts relate. If, however, any dividends or other distributions with respect to the Shares underlying the RSUs are paid in Shares rather than cash, then the Participant shall be credited with additional restricted stock units equal to the number of Shares that the Participant would have received had the RSUs been actual Shares, and such restricted stock units shall be deemed RSUs subject to the same risk of forfeiture and other terms of this Agreement and the Plan as apply to the RSUs to which such dividends or other distributions relate. Any amounts due to the Participant under this provision shall be paid to the Participant or distributed, as applicable, at the same time as payment is made in respect of the RSUs to which such dividends or other distributions relate.
6.    No Right to Continued Employment or Future Awards. The granting of the RSUs shall impose no obligation on the Company or any of its Affiliates to continue the Employment of the Participant and shall not lessen or affect the Company’s or its Affiliate’s right to terminate the Employment of the Participant. In addition, the granting of the RSUs shall impose no obligation on the Company or any of its Affiliates to make awards under the Plan to the Participant in the future.
7.    Taxes. The Company and its Affiliates shall have the right and are hereby authorized to withhold any applicable withholding taxes in respect of the RSUs or any transfer under or with respect to the

RSUs and to take such other action as may be necessary to satisfy all obligations for the payment of such withholding taxes, including by deducting cash (or requiring an Affiliate to deduct cash) from any payments of any kind otherwise due to the Participant, or withholding Shares otherwise deliverable hereunder to satisfy such tax obligations.

8.    Securities Laws. Upon the acquisition of any Shares pursuant to the RSUs, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.
9.    Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party may designate in writing to the other. Any such notice shall be deemed effective upon receipt by the addressee.
10.    Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAWS.
11.    RSUs Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The RSUs are subject to the Plan. The terms and provisions of the Plan as they may be amended from time to time are incorporated herein by reference. In the event of a conflict between any term or provision in this Agreement and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern.
12.    Recoupment. This Award, and any compensation received by the Participant under this Award, shall be subject to the terms of any recoupment or clawback policy that may be adopted by the Company from time to time and to any requirement of applicable law, regulation or listing standard that requires the Company to recoup or clawback compensation paid under this Award.
13.    Amendments. The Company may amend this Award at any time, provided that the Participant’s consent to any amendment is required to the extent the amendment materially diminishes the rights of the Participant or that results in the cancellation of the Award. Notwithstanding the foregoing, the Company need not obtain Participant (or other interested party) consent for: (a) the adjustment or cancellation of an Award pursuant to the adjustment provisions of the Plan; (b) the modification of the Award to the extent deemed necessary to comply with any applicable law, the listing requirements of any principal securities exchange or market on which the Shares are then traded; (c) the modification of the Award to preserve favorable accounting or tax treatment of the Award for the Company; or (d) the modification of the Award to the extent the Committee determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant or any other person(s) as may then have an interest in the Award.
14.    Committee Interpretation. As a condition to the grant of this Award, the Participant agrees (with such agreement being binding upon the Participant’s legal representatives, guardians, legatees or beneficiaries) that this Agreement will be interpreted by the Committee and that any interpretation by the Committee of the terms of this Agreement or the Plan, and any determination made by the Committee under this Agreement or the Plan, will be final, binding and conclusive.
15.    Data Privacy Consent. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other option grant materials (“Data”) by and among, as applicable, the Company and its affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company and the Company's affiliates may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan. The Participant understands that Data will be transferred to a designated third party external broker or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States or otherwise) may have different data privacy laws and regulations and thus the level of data protection provided may not be equivalent to the one offered in Participant’s country of residence.
Where Data are to be transferred to a Third Country, as defined in the EU General Data Protection Regulation (GDPR) no. 2016/679, or an international organization, the Company and its affiliates shall ensure that the level of data protection offered is equivalent to the one offered in the Participant’s country of residence, especially if such country is part of the European Economic Area; such level shall be in particular guaranteed, by implementing adequate safeguards in the form of contractual arrangements between the Company and such third parties recipients; in particular by executing appropriate Standard Contractual Clauses (SCCs) as adopted and published by the European Commission for that purpose. The Participant understands that if the Participant resides outside the United States, the Participant may request at any given time a list with the names and addresses of any potential third-party recipients of the Data by contacting the Participant’s local human resources representative.
The Participant authorizes the Company, the Company's selected broker and any other third-party recipients which assist the Company with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing the Participant’s participation in the Plan. A list of such third-party recipients is available upon request. The Company undertakes to provide prior notice to the Participant of any changes to the aforementioned list of third-party recipients; such changes to third-party recipients will be accepted by the Participant unless reasonably objected to for just cause. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan in accordance with applicable data protection laws and regulations, as well as the Company’s policies on the retention and disposal of records in effect from time to time. The Participant understands that if the Participant resides outside the United States, the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost and without providing any reason for such a withdrawal, by contacting in writing the Participant’s local human resources representative. Further, the Participant understands that the Participant is providing the consents herein on a free and purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke the Participant’s consent, the Participant’s employment status or service and career will not be adversely affected; the only adverse consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant the Participant options or other equity awards or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact the Participant’s local human resources representative. The Participant is also entitled to lodge a complaint with the competent supervisory authorities should he or she does not receive a reply or is not otherwise satisfied with a reply received by the Company concerning the exercise of his/her aforementioned rights.
16.    Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

COOPER-STANDARD HOLDINGS INC.

By:

Agreed and acknowledged as of the date first above written:

Participant: Participant Name